SCICLONE PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

Product sales	$6,851,000	$5,613,000	$13,512,000	$11,027,000
Contract revenue	134,000	1,135,000	268,000	1,363,000

Total revenues	6,985,000	6,748,000	13,780,000	12,390,000
Cost of product sales	1,166,000	1,178,000	2,163,000	2,320,000

Gross margin	5,819,000	5,570,000	11,617,000	10,070,000

Operating expenses:
Research and development	3,479,000	5,145,000	6,960,000	9,076,000
Sales and marketing	2,432,000	2,148,000	4,760,000	4,591,000
General and administrative	1,588,000	1,156,000	3,208,000	2,449,000
Total operating expenses	7,499,000	8,449,000	14,928,000	16,116,000

Loss from operations	(1,680,000)	(2,879,000)	(3,311,000)	(6,046,000)

Interest and investment income	286,000	112,000	519,000	228,000
Interest expense	(91,000)	(91,000)	(181,000)	(181,000)
Other income (expense), net	(20,000)	(19,000)	(26,000)	(11,000)

Net loss	$(1,505,000)	$(2,877,000)	$(2,999,000)	$(6,010,000)

Basic and diluted net loss per share	$(0.03)	$(0.06)	$(0.07)	$(0.13)

Weighted average shares used in computing basic and diluted net loss per share	45,002,383	44,612,260	44,851,916	44,590,674

SCICLONE PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2005	December 31, 2004
	(unaudited)
Current assets:
Cash and cash equivalents	$39,265,000	$41,204,000
Restricted short-term investments	693,000	700,000
Other short-term investments	9,457,000	9,395,000
Accounts receivable, net of allowance of $447,000 in 2005 and $452,000 in 2004	9,204,000	10,279,000
Inventories	3,550,000	4,179,000
Prepaid expenses and other current assets	1,149,000	1,478,000
Total current assets	63,318,000	67,235,000
Property and equipment, net	376,000	398,000
Intangible assets, net	507,000	542,000
Other assets	1,518,000	1,534,000
Total assets	$65,719,000	$69,709,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$375,000	$1,733,000
Accrued compensation and employee benefits	1,544,000	2,177,000
Accrued professional fees	543,000	452,000
Other accrued expenses	2,025,000	1,409,000
Accrued clinical trials expense	1,470,000	1,500,000
Deferred revenue	403,000	537,000
Convertible notes payable	5,600,000	4,000,000
Total current liabilities	11,960,000	11,808,000
Deferred revenue	-	134,000
Other long-term liabilities	500,000	1,044,000
Convertible note payable	-	1,600,000
Commitments and contingencies
Stockholders' equity:
Preferred stock; $0.001 par value; 10,000,000 shares authorized; no shares outstanding in 2005 and 2004	-	-
Common stock; $0.001 par value; 75,000,000 shares authorized; 45,335,548 and 44,677,845 shares issued and outstanding in 2005 and 2004, respectively	45,000	45,000
Additional paid-in capital	207,740,000	206,608,000
Accumulated other comprehensive income	41,000	38,000
Accumulated deficit	(154,567,000)	(151,568,000)
Total stockholders' equity	53,259,000	55,123,000
Total liabilities and stockholders' equity	$65,719,000	$69,709,000

SCICLONE PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2005	2004

Operating activities:
Net loss	$(2,999,000)	$(6,010,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	111,000	99,000
Loss from disposal of property and equipment	1,000	-
Non-cash expense related to employee stock options	49,000	-
Changes in operating assets and liabilities:
Accounts receivable	1,075,000	(1,368,000)
Inventories	629,000	663,000
Prepaid expenses and other assets	332,000	1,093,000
Accounts payable and other accrued expenses	(742,000)	(1,011,000)
Accrued compensation and employee benefits	(633,000)	(408,000)
Accrued clinical trials expense	(30,000)	(871,000)
Accrued professional fees	91,000	(57,000)
Long-term liabilities	(544,000)	-
Deferred revenue	(268,000)	(269,000)
Net cash used in operating activities	(2,928,000)	(8,139,000)

Investing activities:
Purchases of property and equipment	(42,000)	(49,000)
Purchases of short-term investments	(52,000)	(53,000)
Net cash used in investing activities	(94,000)	(102,000)

Financing activities:
Proceeds from issuances of common stock, net of financing costs	1,083,000	160,000
Net cash provided by financing activities	1,083,000	160,000

Net decrease in cash and cash equivalents	(1,939,000)	(8,081,000)
Cash and cash equivalents, beginning of period	41,204,000	52,899,000
Cash and cash equivalents, end of period	$39,265,000	$44,818,000